Exhibit 5(b)

SIDLEY AUSTIN llp ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
August 10, 2009
SXC Health Solutions Corp.
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532

Re:	SXC Health Solutions Corp. Registration Statement on Form S-3
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by SXC Health Solutions Corp., a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (ii) common shares, without par value, of the Company (the “Common Shares”); (iii) warrants to purchase Debt Securities or Common Shares (the “Warrants”); (iv) share purchase contracts pursuant to which the holder, upon settlement, will purchase a specified number of Common Shares at a future date (“Share Purchase Contracts”); and (v) share purchase units, consisting of a Share Purchase Contract and a security (of the Company or another issuer) securing the holder’s obligation to purchase the Common Shares under the Share Purchase Contract (the “Share Purchase Units” and, together with the Debt Securities, Warrants and Share Purchase Contracts, the “Securities”), in each case as may be designated by the Company at the time of an offering of such Security.
          Unless otherwise specified in the applicable prospectus supplement, (i) the Senior Debt Securities will be issued in one or more series pursuant to an indenture substantially in the form of Exhibit 4(a) to the Registration Statement (the “Senior Indenture”) to be entered into between the Company and a financial institution to be identified therein as trustee (the “Senior Trustee”); (ii) the Subordinated Debt Securities will be issued in one or more series pursuant to an indenture substantially in the form of Exhibit 4(b) to the Registration Statement (the “Subordinated Indenture”) to be entered into between the Company and a financial institution to be identified therein as trustee (the “Subordinated Trustee”); (iii) the Warrants will be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) to be entered into
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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August 10, 2009

between the Company and the warrant agent party thereto; (iv) the Share Purchase Contracts will be issued pursuant to one or more share purchase contract agreements (each a “Share Purchase Contract Agreement”) to be entered into between the Company and the share purchase contract agent party thereto; and (v) the Share Purchase Units will be issued pursuant to one or more share purchase unit agreements (each a “Share Purchase Unit Agreement”) to be entered into between the Company and the share purchase unit agent party thereto. Each Warrant Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference. We refer to the Senior Indenture, any series of Senior Debt Securities, the Subordinated Indenture, any series of Subordinated Debt Securities, and any Warrant Agreement, issue of Warrants, Share Purchase Contract Agreement, Share Purchase Contract, Share Purchase Unit Agreement and Share Purchase Unit collectively as the “Opinion Documents.”
          This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering the opinions expressed herein, we have examined and relied upon a copy of the Registration Statement and exhibits filed therewith. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination. With respect to any instrument or agreement executed or to be executed by any party, we have also assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing (or the equivalent thereof) under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by such party, and (iii) such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of, such party (other than the Company).
          Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
          1. Each series of Senior Debt Securities covered by the Registration Statement will constitute binding obligations of the Company (subject to bankruptcy, insolvency,

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reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the necessary corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of the Senior Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture (including any necessary supplemental indenture); (ii) the Senior Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Trustee; and (iii) such series of Senior Debt Securities shall have been duly executed by the Company and authenticated by the Senior Trustee as provided in the Senior Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          2. Each series of Subordinated Debt Securities covered by the Registration Statement will constitute binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the necessary corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Indenture (including any necessary supplemental indenture); (ii) the Subordinated Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the Subordinated Trustee; and (iii) such series of Subordinated Debt Securities shall have been duly executed by the Company and authenticated by the Subordinated Trustee as provided in the Subordinated Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          3. Each issue of Warrants covered by the Registration Statement will constitute binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (ii) the necessary corporate action shall have been taken by the Company to

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authorize the form, terms, execution and delivery of the Warrant Agreement and the form, terms, execution, issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (iii) if such Warrants are exercisable for Senior Debt Securities, the actions described in paragraph 1 above shall have been taken; (iv) if such Warrants are exercisable for Subordinated Debt Securities, the actions described in paragraph 2 above shall have been taken; (v) if such Warrants are exercisable for Common Shares, all necessary corporate action shall have been taken by the Company to authorize the issuance and sale of such Common Shares in accordance with the Warrants and such Warrant Agreement; and (vi) certificates, if any, representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such corporate action and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
          4. The Share Purchase Contracts and/or the Share Purchase Units covered by the Registration Statement will be binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the applicable Share Purchase Contract Agreement and/or Share Purchase Unit Agreement shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the necessary corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of the applicable Share Purchase Contract Agreement and/or Share Purchase Unit Agreement and the form, terms, execution, issuance and sale of such Share Purchase Contracts and/or Share Purchase Units as contemplated by such Share Purchase Agreement and/or Share Purchase Unit Agreement; (iii) if such Share Purchase Units relate to the issuance and sale of Senior Debt Securities, the actions described in paragraph 1 above shall have been taken; (iv) if such Share Purchase Units relate to the issuance and sale of Subordinated Debt Securities, the actions described in paragraph 2 above shall have been taken; (v) if such Share Purchase Contracts or Share Purchase Units relate to the issuance and sale of Common Shares, all necessary corporate action shall have been taken by the Company to authorize the issuance and sale of such Common Shares in accordance with the Share Purchase Contract or the Share Purchase Unit Agreement and Share Purchase Units, as applicable; and (vi) certificates, if any, representing such Share Purchase Contracts and/or Share Purchase Units shall have been duly executed, countersigned and registered in accordance with such Share Purchase Contract and/or Share Purchase Unit Agreement and such corporate action and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
          For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each issue of Warrants and each issue of Share Purchase Contracts and/or Share Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or

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a prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance of the Securities and the forms and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Company’s Articles of Continuance or Amended and Restated Bylaws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the applicable Opinion Documents or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of a series of Senior Debt Securities, the form of Senior Indenture will not have been modified or amended; (vi) in the case of the issue of a series of Subordinated Debt Securities, the form of Subordinated Indenture will not have been modified or amended; and (vii) in the case of the issue of Warrants, Share Purchase Contracts or Share Purchase Units, the terms and conditions of such Security, the underlying Security, if any, and any related Warrant Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto. For purposes of this opinion letter, we have further assumed that each Opinion Document will be governed by and construed in accordance with the laws of the State of New York.
          This opinion letter is limited to the laws of the State of New York.
          We do not find it necessary for purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Securities to be registered pursuant to the Registration Statement.
          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,
/s/ Sidley Austin LLP